GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (as amended, restated, extended, supplemented, or otherwise modified from time to time, this “Guaranty”) dated February 22, 2012 is executed by INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized under the laws of Delaware, with offices at 11 North Water St., Suite 18290, Mobile, Alabama 36602 (together with its successors and permitted assigns, “Guarantor”) in favor of WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (together with its successors and assigns, the “Trust Company”), a national banking association organized under the laws of the United States of America, with offices at 299 South Main Street, 12th Floor, Salt Lake City, Utah 84111, not in its individual capacity, but solely as the Trustee of The Green Bay Vessel Trust (the “Trust”).

RECITALS

A.           Waterman Steamship Corporation, a corporation organized under the laws of the State of New York, and a direct, wholly-owned subsidiary of Guarantor (together with its successors and permitted assigns, the “Charterer”), and the Trust Company, solely in its capacity as the Trustee under the Trust, have agreed to enter into a sale-leaseback transaction with respect to the M/V GREEN BAY, a 199.99 m, U.S.-flag, RO-RO, pure car/truck carrier, U.S. Official Number 1204654 (the “Vessel”), pursuant to the terms of that certain Bareboat Charter Agreement dated of even date herewith (as amended, restated, extended, supplemented, or otherwise modified from time to time, the “Charter”) and certain additional Charter Documents related thereto.

B.           Under the terms of the Charter Documents, it is a condition to the consummation of the sale/leaseback transaction that Guarantor enter into this Guaranty and guaranty all existing and future obligations, liabilities and indebtedness of the Charterer to the Trust and to the Participants who are beneficiaries under the Trust under the Charter and all Charter Documents related thereto or otherwise arising in connection with the sale/leaseback transaction (as more fully described and defined below, the “Guaranteed Obligations”), subject to the terms hereof.

C.           Guarantor, as the direct parent of the Charterer, expects to realize both direct and indirect economic and business benefits from the consummation of the sale/leaseback transaction pursuant to the terms of the Charter and the related Charter Documents, so it is in the best interests of Guarantor to furnish this Guaranty.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby covenants and agrees as follows:

1.           Definitions.  The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Charter” has the meaning assigned in Recital A.

“Charter Documents” has the meaning assigned in the Charter.  The terms “Charter Documents” includes the Charter, and also includes any Charter Document as such document may be amended, restated, extended, supplemented, or otherwise modified from time to time.

“Charterer” has the meaning assigned in Recital A.

“Collateral” means all property, whether real or personal, tangible or intangible, now or hereafter subject to any mortgage, lien or security interest granted under the terms of any Charter Document as security for the obligations, liabilities and indebtedness of Charterer.

“Guaranteed Obligations” has the meaning assigned in Section 2.  The Guaranteed Obligations include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the applicable rate or rates provided in the Charter Documents.

“Guarantor” has the meaning assigned in the preamble.

“Guaranty” has the meaning assigned in the preamble.

“Insolvent” means, with respect to any Person at any time, (a) a condition under which the fair saleable value of such Person’s assets is, on the date of determination, less than the total amount of such Person’s liabilities (including contingent and unliquidated liabilities) at such time; (b) such Person is not able to pay all of its liabilities as such liabilities mature; and (c) such Person has unreasonably small capital with which to conduct its business.  For purposes of this definition (i) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (ii) the “fair saleable value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (iii) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

“Participant” means each of Regions Equipment Finance, Ltd., an Alabama limited partnership, and any additional Person who is or becomes a beneficiary under the Trust, together with their respective successors and assigns.

“Person” means any individual, corporation, business trust, association, company, partnership, limited liability company, joint venture, governmental authority, or other entity.

“Trust” means The Green Bay Vessel Trust established under the laws of Utah pursuant to that certain Trust Agreement, dated as of February 22, 2012, among the Trust Company, as Trustee, and the Participants who are beneficiaries of the trust estate.

“Trustee” means the Trust Company in its capacity as the Trustee under the Trust, and any co-Trustee or successor Trustee appointed under the terms of the Trust Agreement governing the Trust, as such agreement may be amended, supplemented or restated from time to time.

Additional capitalized terms used but not otherwise defined herein shall have the meanings assigned in the Charter.

2.           Unconditional, Unlimited and Irrevocable Guaranty.  Guarantor, for itself and its successors and assigns, hereby unconditionally, absolutely and irrevocably guarantees to the Trust, to the Trust Company as Trustee under the Trust, and to the Participants, as a primary obligor and not merely as a surety, that Charterer shall (a) promptly pay in full all charter hire, rents, stipulated loss value payments, total loss payments, termination payments, purchase option payments, liquidated or other damages arising in connection with the breach of any Charter Document, late charges, interest, premiums of insurance, taxes, assessments, liens, indemnities, reimbursements, expenses, costs, Attorneys’ Fees and any other fees, charges or sums whatsoever when due under the terms of the Charter Documents, whether at stated maturity, upon acceleration, upon demand or otherwise, and at all times thereafter, and (b) promptly pay and perform all additional obligations, liabilities and indebtedness of every nature and description of Charterer to the Trust, to the Trust Company as Trustee under the Trust, and/or to the Participants under or in connection with the Charter Documents, or otherwise arising out of or in connection with the sale/leaseback of the Vessel, whether now existing or hereafter arising, due or to become due, and whether such obligations, liabilities and indebtedness are absolute or contingent, liquidated or unliquidated, owed individually or jointly, severally or jointly and severally with others, as a principal obligor or as a surety (collectively, the “Guaranteed Obligations”).  This Guaranty is an absolute and unconditional guarantee of payment and not of collection.  The liability of Guarantor hereunder is unlimited and is not conditioned or contingent upon the genuineness, validity, sufficiency or enforceability of the Guaranteed Obligations or any Charter Documents evidencing or securing the Guaranteed Obligations, or any security or Collateral therefore, or the pursuit by the Trust, the Trust Company as Trustee under the Trust, or any Participant of any rights or remedies which it now has or may hereafter have.  This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor’s liability under any other guaranties signed by Guarantor.

3.           Obligations Direct and Primary.  Guarantor hereby agrees that its obligations hereunder are direct and primary and that the Trustee, on behalf of the Trust and the Participants, may proceed directly and in the first instance against Guarantor and have its remedy hereunder without first being obliged to resort to any other right or remedy or security for any of the Guaranteed Obligations; and Guarantor hereby waives any right to require the Trustee to proceed against the Charterer, to proceed against any other guarantor(s) of the Guaranteed Obligations, to proceed against the Vessel or any Collateral for the Guaranteed Obligations granted by the Charterer or other Person, or to pursue any other action in the power of Trustee or any Participant whatsoever.

4.           Rights of Trustee and Participants.  Guarantor authorizes the Trustee or any Participant, without notice to, demand on, or the further assent of, Guarantor, and without affecting the liability of Guarantor hereunder, from time to time to: (a) renew, compromise, extend, accelerate, or otherwise change the time for payment or other terms of, the Guaranteed Obligations or any part thereof, including increase or decrease of the rate of charter hire payable thereunder, or otherwise change the terms of any Charter Documents; (b) receive and hold security for the payment of this Guaranty or any Guaranteed Obligation and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as the Trustee or any Participant in its discretion may determine; and (d) release or substitute any one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.

5.           Guaranty Absolute.  Guarantor guarantees that the Guaranteed Obligations shall be paid and performed strictly in accordance with the terms of the Charter Documents regardless of any law, regulation or order now or hereafter in effect of any jurisdiction affecting any of such terms or the rights of the Trustee or any Participant with respect thereto. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment, of or in any other terms of, all or any of the Charter Documents or the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of any Charter Document or Guaranteed Obligation; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or supporting obligation, or any exchange, release, impairment or nonperfection of any security interest in the Vessel or any Collateral, for any or all of the Charter Documents or Guaranteed Obligations; (c) any compromise, settlement, release or termination of any of the obligations or agreements of Charterer or any other obligor under any of the Charter Documents or otherwise under the Guaranteed Obligations; (d) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Charter Document or Guaranteed Obligation; (e) the death of, voluntary or involuntary liquidation, reorganization or dissolution of, sale or other disposition of all or substantially all the assets of, or the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, merger, consolidation, other reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, Charterer or any other obligor with respect to the Guaranteed Obligations, or any of the assets of any such Person, or any action taken by any trustee, receiver, custodian or other officer with similar powers, or by any court in any such proceeding, or the disallowance, rejection or postponement in any such proceeding of any of the Guaranteed Obligations; (f) any limitation on or exculpation from the liabilities or obligations of Charterer or any other obligor under any of the Charter Documents (whether pursuant to the terms of any of the Charter Documents or otherwise), any termination, cancellation, invalidity or unenforceability, in whole or in part, of any of the Charter Documents or any limitation that may now or hereafter exist with respect to any of the Charter Documents or the obligations of Charterer or any other obligor thereunder; (g) any defense or counterclaim that the Charterer may assert with respect to any of the Guaranteed Obligations, including failure of consideration, breach of warranty, fraud or other vices of consent, statute of frauds, bankruptcy, statute of limitations, lender liability, accord and satisfaction, or usury; or (h) any other defense whatsoever that might constitute a defense available to, or discharge of, a borrower, lessee, guarantor, surety or other obligor other than full and final payment and performance of the Guaranteed Obligations.  The obligations of Guarantor hereunder shall continue and survive the repossession of the Vessel by the Trustee as “Owner” under the terms of the Charter or the repossession or foreclosure of any security interest in any Collateral held by the Trustee as security for the payment or performance of the Guaranteed Obligations whether or not such repossession or foreclosure constitutes an election of remedies against the Charterer or any other Person.  Guarantor agrees that, until all of the Guaranteed Obligations have been fully performed and paid in full in good and indefeasible funds, and any commitments of the Trustee or the Participants with respect to the Guaranteed Obligations under the Charter Documents have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify Guarantor’s obligations under this Guaranty.  Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of the Trust, the Trust Company as Trustee under the Trust or any Participant described in the immediately preceding paragraph of this Guaranty.  It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional, and that nothing shall discharge the liability of the Guarantor hereunder except the full and final payment and performance of the Guaranteed Obligations.

6.           Guarantor’s Waivers of Certain Rights and Certain Defenses.  Guarantor waives:

(a)
Any right to require the Trustee or any Participant to proceed against the Charterer, repossess the Vessel, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy available to the Trustee or any Participant under any Charter Document or applicable law;

(b)	Any defense arising by reason of any disability or other defense of Charterer or any other guarantor, or the cessation from any cause whatsoever of the liability of Charterer or any other guarantor;

(c)	Any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of the Charterer;

(d)	Any defense arising by reason of the death or dissolution of Charterer or any other guarantor; and

(e)	The benefit of any statute of limitations affecting the liability of Guarantor hereunder.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

7.           Subrogation.  Until the Guaranteed Obligations have been paid and performed in full, and any commitment of the Trustee or the Participants under the Charter Documents with respect to the Guaranteed Obligations expires or has been terminated, Guarantor agrees to forbear from the exercise of any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives, to the extent permitted by applicable law, any right to enforce any remedy that the Trust, the Trust Company as Trustee under the Trust or any Participant now has or may hereafter have against Charterer, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Trustee or any Participant with respect to the Guaranteed Obligations.

8.           Waiver of Notice of Acceptance, Presentment, etc.  Guarantor waives presentment, demand, notice of default or nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of any suit or any other action against Charterer or any other Person, any other notices to any party liable on any Charter Document (including Guarantor), notice of acceptance of this Guaranty, notice of the existence, creation, or incurring of any new or additional Guaranteed Obligation to which this Guaranty applies or any other obligations, liabilities or indebtedness of Charterer to the Trustee or any Participant, notice of any fact that might increase the risk of Guarantor, and any and all other notices to which Guarantor may be entitled under applicable law.

9.           Waivers of Exemption Rights, Rights of Appraisal, etc.

(a)	Guarantor waives the benefit of all exemption, one action, moratorium, stay and homestead laws.

(b)
Guarantor (i) agrees that the Trustee may collect from Guarantor without first repossessing the Vessel or foreclosing on any security for the Guaranteed Obligations granted by the Charterer or any other Person; and (ii) acknowledges that if the Trustee or any Participant repossesses the Vessel or forecloses on any Collateral pledged by Charterer or any other Person:  (A) the amount of the Guaranteed Obligations may be reduced only by the price for which the Vessel or that Collateral is sold at the foreclosure sale or otherwise disposed of in exercise of the remedies provided under the Charter Documents (net of the costs of any such disposition), even if the Vessel or the other Collateral is worth more than the sale price or other consideration realized on such disposition, and (B) the Trustee or any Participant may collect from Guarantor even if the Trustee or any Participant, by repossessing the Vessel or by foreclosing on the Collateral, has affected, impaired or eliminated any right Guarantor may have to collect from the Charterer or other Person under principles of subrogation, indemnity or other applicable law.  Guarantor hereby unconditionally and irrevocably waives all rights and defenses that Guarantor may have because of any such actions by the Trustee or any Participant.

(c)
Guarantor waives any right to appraisal of the Vessel or any Collateral and any defense it may have at law or equity, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

10.           Subordination.  In addition to the agreement of Guarantor to forbear from the exercise of any right of subrogation as set forth in Section 7 of this Guaranty, Guarantor agrees that, following the occurrence and during the continuance of any Event of Default under the Charter, Guarantor shall not demand, take, or receive from the Charterer, by setoff or in any other manner, payment of any other obligations of the Charterer to Guarantor until all of the Guaranteed Obligations have been performed or paid in full in good and indefeasible funds and any commitments of the Trustee or the Participants under the Charter Documents with respect to the Guaranteed Obligations have been terminated, unless expressly permitted by the Charter Documents.  If any payments are received by Guarantor in violation of this Section 10, such payments shall be received by Guarantor as trustee for the Trustee and the Participant and shall be paid over to the Trustee on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.  Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Charterer is hereby subordinated to any security interest, lien, or other encumbrance that the Trust or any Participant may have on any such property.

11.           Guaranty Irrevocable.  This Guaranty is a continuing guaranty and shall remain in full force and effect, and may not be revoked by Guarantor, until all indebtedness and liabilities of the Charterer under the Guaranteed Obligations are paid in full, in good and indefeasible funds, and all obligations of the Charterer under the Guaranteed Obligations are fully performed.

12.           Reinstatement of Guaranty.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee or any Participant on the insolvency, bankruptcy or reorganization of the Charterer or otherwise, all as though the payment had not been made.

13.           Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, or reorganization of the Charterer or otherwise, all such Guaranteed Obligations shall nonetheless be payable by Guarantor, in full, immediately upon demand by the Trustee.

14.  No Setoff or Deductions; Taxes.

(a)
All payments by Guarantor hereunder shall be paid in full without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes.  If any withholding or other taxes (other than income taxes on the net income of the Trustee and/or the Participants arising out of such payment) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph, Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that the Trustee and the Participants receive the sum they would have received had no such deduction or withholding been made (or, if Guarantor cannot legally comply with the foregoing, Guarantor shall pay to the Trustee such additional amounts as will result in the Trust receiving the sum it would have received had no such deduction or withholding been made).  Further, Guarantor shall also pay to the Trustee, on demand, all additional amounts that the Trustee or any Participant specifies as necessary to preserve the after-tax yield the Trust would have received if such taxes had not been imposed.

(b)	Guarantor shall promptly provide the Trustee with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

15.           Information Relating to the Charterer.  Guarantor acknowledges and agrees that it has made such independent examination, review, and investigation of the Charterer and the Charter Documents as Guarantor deems necessary and appropriate, including, without limitation, any covenants pertaining to Guarantor contained therein, and Guarantor shall have sole responsibility to obtain from the Charterer any information required by Guarantor about any modifications thereto.  Guarantor further acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from the Charterer such information concerning Charterer’s financial condition or business operations as Guarantor may require, and that neither the Trustee nor any Participant has any duty, and Guarantor is not relying on the Trustee or any Participants, at any time to disclose to Guarantor any information relating to the business operations or financial condition of the Charterer.

16.           Certain Warranties and Covenants of Guarantor.   Guarantor represents, warrants and covenants to the Trustee and the Participants that:

(a)
Financial Information and Reporting.  All information concerning Guarantor, including (without limitation) financial statements and other financial information, furnished to the Trustee or the Participants in connection with the sale/leaseback of the Vessel, was true, complete and accurate as of the date of delivery thereof to the Trustee or the Participant, as applicable, that all such information remains true, complete and accurate as of the date hereof, and that there have been no material adverse changes in the financial condition of Guarantor since the date of the most recent financial statements referenced above.  In the event of any breach of Guarantor’s representations and warranties herein or any material adverse change in the financial condition of Guarantor, upon the request of the Trustee or the Participants, Guarantor shall promptly furnish to the Trustee for the benefit of the Trust such security or additional security for the performance of Guarantor’s obligations hereunder as the Trustee or the Participants may reasonably request.  Guarantor shall maintain a system of accounts established and administered in accordance with generally accepted accounting principles (“GAAP”), consistently applied.  So long as any of the Guaranteed Obligations remain unpaid and this Guaranty remains in force, Guarantor shall deliver to the Trustee and the Participants: (i) the audited combined and consolidated annual financial statements of Guarantor and its Subsidiaries, including Charterer, which statements shall include, without limitation, a balance sheet, a statement of income, a statement of cash flow, a statement of changes in equity, and notes to financial statements, within 120 days after the fiscal year end of Guarantor, (ii) the management-prepared combined and consolidated quarterly financial statements of Guarantor and its Subsidiaries, including Charterer, within 45 days after the close of each fiscal quarter of Guarantor, and (iii) all additional information requested by the Trustee or any Participant which such Person deems reasonably necessary to determine the current financial condition of Guarantor and its Subsidiaries and the faithful performance of the terms of the Charter Documents within 30 days after the receipt of such request.  Annual statements shall set forth the corresponding figures for the prior fiscal year in comparative form, all in reasonable detail without any qualification or exception deemed material by the Trustee or any Participant.  Unless otherwise accepted by the Trustee and the Participants, each financial statement submitted to the Trustee and the Participants shall be prepared in accordance with GAAP consistently applied and shall fairly and accurately present the financial condition and results of operations of Guarantor and its Subsidiaries for the period to which it pertains.

(c)
Compliance with Charter Covenants.  Guarantor shall comply with the continuity covenants of Section 9(a)(iii) of the Charter, and Guarantor and its Subsidiaries, including Charterer, shall at all times during the Term maintain the financial covenants set forth in Section 15(c) of the Charter.

(d)
Inspection and Audit of Books by Trustee and Participants.  Guarantor hereby grants to Trustee and the Participants (either directly or through any of their respective representatives) the right to examine and audit the books and records of Guarantor and its subsidiaries at any reasonable time, to make copies (including electronic copies of computer records) and obtain print-outs of such books and records, and to contact and converse with Guarantor’s employees, agents and independent accountants.

(e)
Substantial Financial and Business Benefits.  This Guaranty has been furnished by Guarantor as an inducement to the Trustee and to the Participants to consummate the sale/leaseback transaction involving the Vessel under the Charter and related Charter Documents.  Because Guarantor is the direct parent of the Charterer and the indirect parent of Gulf South Shipping Pte. Ltd., an Affiliate of Charterer, who will each use the proceeds of the transaction to retire certain indebtedness, and because Guarantor will also receive a portion of the proceeds of the transaction for use as working capital, Guarantor expects to realize both direct and indirect economic and business benefits from the sale/leaseback of the Vessel under the terms of the Charter and the other Charter Documents.

(f)	Solvency. Guarantor is not currently Insolvent, and the execution and delivery of this Guaranty will not cause Guarantor to become Insolvent.

17.           Remedies.  In the event of any default in regard to Guarantor’s obligations hereunder, or in the event of any default by the Charterer under the Charter Documents or otherwise under the Guaranteed Obligations, or in the event of death, incompetency, termination, dissolution or insolvency of the Charterer or other obligor under the Guaranteed Obligations, or if a receiver, liquidator or conservator be appointed for any part of the property or assets of the Charterer, or if the Charterer shall make an assignment for the benefit of creditors, or if the Charterer shall file a voluntary petition in bankruptcy or any involuntary petition in bankruptcy shall be filed against the Charterer (whether or not any such event occurs at a time when any of the Guaranteed Obligations is otherwise due and payable, and whether or not any such event gives rise to an enforceable legal right on the part of the Trustee or any Participant to demand payment of or collect any sums from Charterer or to accelerate the maturity of any sums to become due and payable thereafter), then, and in any such case, Guarantor agrees to pay to the Trustee, upon demand, for the benefit of the Trust, the full amount which would be payable hereunder by Guarantor if all the Guaranteed Obligations, including, but not limited to, any remaining payments owing pursuant to the Charter or any of the other Charter Documents, were then due and payable.  Without limiting the foregoing, following the occurrence and during the continuance of a default or an event of default under the Guaranteed Obligations, the Trustee and any Participant may (a) exercise any remedy provided under the Charter Documents and all rights and remedies available to a creditor and, to the extent applicable, a secured party, under applicable law; and (b) set off against any or all liabilities of Guarantor all money owed by the Trust or any Participant, or any of their respective Affiliates, in any capacity to Guarantor, whether or not due, and also set off against all other liabilities of Guarantor to the Trustee or any Participant all money owed by the Trustee, the Trust or any Participant in any capacity to Guarantor (if exercised by the Trustee or any Participant, the Trustee or such Participant shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto).  Each power or remedy herein given to the Trustee or any Participant, or granted to the Trustee, the Trust or any Participant under the Charter Documents or applicable law, shall be cumulative and in addition to every other power or remedy specifically given in this Guaranty or existing in admiralty, in equity, at law or by statute.  Each power or remedy may be exercised as often as deemed expedient by the Trustee or any Participant.  No delay or omission by the Trustee or any Participant in the exercise of any power or remedy shall impair any such power or remedy, or shall be construed to be a waiver of any event of default.

18.           Notices.  All demands, notices, and other communications under this Guaranty shall be in writing and shall either be personally delivered or deposited with a reputable commercial courier or express delivery service, or with the United States Postal Service, certified mail, first class postage prepaid, return receipt requested, addressed as follows:

To Trustee -                                Wells Fargo Bank Northwest, National Association
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
MAC: U1228-120
Facsimile: (801) 246-5053
Attention: David Wall

To Guarantor -                                           International Shipholding Corporation
11 North Water St., Suite 18290
Mobile, Alabama 36602
Facsimile: (251) 706-0756
                                           Attention: Chief Financial Officer

or at such other addresses as may hereafter be furnished in writing by either party to the other.  Any such notice shall be effective upon receipt or by refusal of the recipient at the applicable address for notice provided herein.  Demands, notices and other communications may also be transmitted by facsimile provided that a hard copy of such transmittal is deposited with a reputable commercial courier or express service for overnight delivery at the applicable address for notices within one (1) Business Day following such transmittal.  Any demand, notice, or other communication so transmitted by facsimile shall be deemed to have been duly given upon receipt by the sender of an electronic answer-back.

19.           Successors and Assigns.  This Guaranty: (a) binds Guarantor and Guarantor’s administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Trustee, and (b) inures to the benefit of the Trustee and the Participants, and their respective endorsees, successors, and assigns.  The Trustee and any Participant may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, sell, assign, grant participations in, pledge as collateral, or otherwise transfer to any other Person the Guaranteed Obligations and this Guaranty, in whole or in part.  Guarantor agrees that the Trustee and the Participants may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Guaranteed Obligations any and all information in their possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

20.           Amendments, Waivers, and Severability.  No provision of this Guaranty may be amended or waived except in writing.  No failure by the Trustee or any Participant to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

21.           Costs and Expenses.  Guarantor agrees to pay all reasonable Attorneys’ Fees, and all other costs and expenses that may be incurred by the Trustee or any Participant (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of the Trustee or any Participant in any case commenced by or against Guarantor or the Charterer under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

22.           Governing Law and Jurisdiction.  This Guaranty shall be governed by and construed in accordance with the laws of the United States of America, to the extent applicable, and otherwise in accordance with the laws of the State of New York.  Guarantor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at the address set forth in Section 18 or at any other address provided by Guarantor for notice.  Nothing herein shall affect the right of the Trustee or any Participant to serve process in any other manner permitted by law.

23.           No Fraudulent Conveyance.  Notwithstanding any provision of this Guaranty to the contrary, it is intended that the obligations of Guarantor under this Guaranty shall not constitute a “fraudulent conveyance” (as defined below).  Consequently, Guarantor and the Trustee agree that if the obligations of Guarantor under this Guaranty would, but for the application of this paragraph, constitute a fraudulent conveyance, the obligations of Guarantor under this Guaranty shall be valid and enforceable only to the maximum extent that would not cause such obligations to constitute a fraudulent conveyance, and this Guaranty shall be deemed automatically to have been amended accordingly with respect to Guarantor at all relevant times.  For purposes of this paragraph, “fraudulent conveyance” means a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or a fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or governmental authority as in effect from time to time.

24.           ENTIRE AGREEMENT.  THIS GUARANTY AND THE OTHER CHARTER DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES THERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, PROPOSALS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES THERETO.  No waiver or modification by a party of any of the terms or conditions hereof shall be effective unless in writing and signed by an officer of such party.

25.           WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER CHARTER DOCUMENT, THE GUARANTEED OBLIGATIONS OR ANY SECURITY THEREFORE, THE ACTIONS OF THE TRUSTEE OR ANY PARTICIPANT IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE FOREGOING, OR THE SALE/LEASEBACK OF THE VESSEL.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of the date first written above.

INTERNATIONAL SHIPHOLDING CORPORATION

By:           /s/ D. B. Drake
Name:                      D. B. Drake
Title:           Vice President and Treasurer